Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 Registration Statements (File Nos. 333-225595, 333-189144 and 333-117656) related to the 2018 Stock Incentive Plan (formerly known as the 2013 Stock Incentive Plan and 2004 Stock Incentive Plan) of Omega Healthcare Investors, Inc.;
(2)	Form S-3 Registration Statement (File No. 333-227148) related to the registration of preferred stock, common stock, warrants, and units of Omega Healthcare Investors, Inc.;
(3)	Form S-3 Registration Statement (File No. 333-228321) pertaining to the debt securities and guarantees of debt securities of Omega Healthcare Investors, Inc.; and
(4)	Form S-8 Registration Statement (File No. 333-234599) pertaining to the Omega Healthcare Investors, Inc. Employee Stock Purchase Plan

of our reports dated February 22, 2021, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in this Annual Report (Form 10-K) of Omega Healthcare Investors, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 22, 2021